                                AMENDMENT NO. 2

     THIS AMENDMENT NO. 2 (this "Amendment") dated as of December 30, 1998, to that Third Amended and Restated Credit Agreement referenced below, is by and among CENTENNIAL HEALTHCARE CORPORATION, a Georgia corporation (the "Company"), the subsidiaries of the Company that are borrowers under the Credit Agreement, the Lenders identified herein, FIRST UNION NATIONAL BANK, as Administrative Agent, and NATIONSBANK, N.A., as Syndication Agent. Terms used but otherwise defined shall have the meanings provided in the Credit Agreement.

                             W I T N E S S E T H

     WHEREAS, a revolving credit facility has been established in favor of the Company and the other Borrowers identified therein pursuant to the terms of that Third Amended and Restated Credit Agreement dated as of July 31, 1998 (as amended and modified, the "Credit Agreement") among the Borrowers, the lenders identified therein, First Union National Bank, as administrative agent, and NationsBank, N.A., as syndication agent;

     WHEREAS, the Company has made plans to acquire those properties more particularly described in Exhibit A hereto (the "Flatley Acquisition") and has requested certain modifications to the Credit Agreement in connection therewith;

     WHEREAS, the Lenders have agreed to make the requested modifications on the terms and conditions set forth herein;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.1  The pricing grid in the definition of "Applicable Margin" in
Section 2.6 is amended to read as follows:

                                               Applicable Margin        Applicable Margin
                                                    Prior to               on and after
                                                 March 31, 1999           March 31, 1999

          Ratio of Adjusted Total             Base Rate      Libor          Base Rate
          Libor                                                               Level
          Debt to Adjusted EBITDAR            Portions      Portions        Portions
          Portions
I         less than or equal to 3.5 to 1        0.00%        0.875%          1.25%
             2.25%

II        less than or equal to 4.00 to 1       0.00%        1.125%          1.50%
             2.50%
          but greater than 3.50 to 1

III       less than or equal to 4.50 to 1          0.00%    1.375%    1.75%
             2.75%
          but greater than 4.00 to 1

IV        less than or equal to 4.75 to 1         0.125%    1.625%    1.75%
             2.75%
          but greater than 4.50 to 1

V         greater than 4.75 to 1                  0.125%    1.625%    2.00%
             3.00%

               1.2 The pricing grid for the commitment fee in Section 2.12 is amended to read as follows:

                                   Commitment Fee                     Commitment Fee
                                    Rate prior to                   Rate on and after
                                    March 31, 1999                    March 31, 1999
     Ratio of Adjusted Total
Debt to Adjusted EBITDAR

less than or equal to 3.5 to 1         0.200%                               0.375%

less than or equal to 4.00 to 1
but greater than 3.50 to 1             0.250%                                0.50%

less than or equal to 4.50 to 1
but greater than 4.00 to 1             0.250%                                0.50%

less than or equal to 4.75 to 1
but greater than 4.50 to 1             0.250%                                0.50%

greater than 4.75 to 1                 0.375%                                0.50%

          1.3  Sections 5.15 and 5.16 are amended to read as follows:

               5.16 Adjusted Total Debt to Adjusted EBITDAR. Maintain as of the last day of each fiscal quarter set forth in the left hand column below a ratio of Adjusted Total Debt to Adjusted EBITDAR for the Company and its Consolidated Subsidiaries of no more than the applicable ratio set forth in the right hand column below:

                    Fiscal Quarter Ended                   Required Ratio

               December 31, 1998 and March 31, 1999            5.0:1

               June 30, 1999 and thereafter                    4.50:1

               5.15 Funded Debt to Capital Ratio. Maintain as of the last day of each fiscal quarter of Funded Debt to Capital of not more than:

                    Fiscal Quarter Ended                   Required Ratio

              December 31, 1998 and March 31, 1999             0.75:1

          June 30, 1999 and thereafter                   0.60:1

     1.4 In the first sentence of Section 6.4, the "and" immediately preceding clause (ix) is deleted and a new clause (x) is added at the end of the sentence to read as follows:

               ; and (x) liens and security interests to secure the Additional Working Capital Facility referenced in Section 6.1(vii), provided that any such collateral pledged or securing the Additional Working Capital Facility shall also secure the loans and obligations hereunder and such liens and security interests shall be shared among the Lenders hereunder and the lenders under the Additional Working Capital Facility on a pari passu basis."

     1.5  In Section 6.1, clause (vii) is renumbered as (viii) and a new clause
(vii) is inserted immediately following clause (vi), to read as follows:

               (vii) other secured senior revolving credit indebtedness in an aggregate principal amount of up to $5 million (the "Additional Working Capital Facility") extended by banks and financial institutions consisting exclusively of Lenders hereunder or their affiliates; and

     1.6 Section 6.5 is amended to add at the end of the first sentence thereof:

               ", except as relates to the Additional Working Capital Facility"

     1.7 Consent is hereby given to the Flatley Acquisition, such consent being required as a result of the $35 million acquisition limit contained in Section 6.8(a)(vi); provided, however, such consent is conditioned on compliance by the Company with each of the following conditions:

               (i) the total acquisition price (including indebtedness assumed and the fair value of assets distributed) therefor, including transaction expenses, shall not exceed $65 million; and

               (ii)  the Company shall otherwise comply with the provisions of
     Section 6.8(a)(vi) relating to Permitted Acquisitions.

     1.8 Lenders acknowledge the proposed Flatley Acquisition and consent to the additional financing to be provided under the Lease Financing Facility in connection therewith. Consent is further given hereby to postpone the date by which the Company must secure additional interest rate protection coverage pursuant to the requirements of Section 5.22 until March 31, 1999.

     1.9 The clause at the end of the first sentence of Section 10.2 which reads "; and any such assignment must be accompanied by a pro rata assignment of the assigning Lender's participation as a Lease Financing Lender and as a Holder under the Lease Financing Facility" is deleted.

     1.10 The Lenders, by consent of the Required Lenders, authorize and direct the Agent to enter into intercreditor agreements and other agreements and to execute other agreements and documents as may be necessary or appropriate to give effect to the collateral sharing provisions of Section 6.4(x) relating to the Additional Working Capital Facility.

2. This Amendment shall be effective upon satisfaction of the following conditions:

          (a) execution of this Amendment by the Borrowers and the Required Lenders; and

          (b) receipt by the Agent of corporate resolutions, incumbency certificates, corporate documents and legal opinions in form and substance reasonably satisfactory to the Agent and the Required Lenders.

     3. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

     4. The Borrowers agree to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     7. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

                 [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment No. 2 to be duly executed and delivered as of the date first above written.

CENTENNIAL HEALTHCARE                        TRANSITIONAL FINANCIAL SERVICES, INC.
  CORPORATION                                PARAGON REHABILITATION, INC.
CENTENNIAL/ASHTON PROPERTIES                 THS PARTNERS I, INC.
  CORPORATION                                THS PARTNERS II, INC.
CENTENNIAL HEALTHCARE                        TRANSITIONAL HEALTH PARTNERS
  PROPERTIES CORPORATION                     BY:  THS PARTNERS I, INC and THS
CENTENNIAL HEALTHCARE                           PARTNERS II, INC., its general partners
  MANAGEMENT CORPORATION                     PARKVIEW PARTNERSHIP
CENTENNIAL ACQUISITION                       BY:  THS PARTNERS I, INC., and THS
  CORPORATION                                   PARTNERS II, INC., its general partners
CENTENNIAL PROFESSIONAL                      TOTAL CARE CONSOLIDATED, INC.
  THERAPY SERVICES CORPORATION               TOTAL CARE, INC.
CENTENNIAL HEALTHCARE                        TOTAL HEALTH CARE SERVICES, INC.
  INVESTMENT CORPORATION                     TOTAL CARE OF THE CAROLINAS, INC.
CENTENNIAL HEALTHCARE HOSPITAL               HCC HOME HEALTH OF LOUISIANA, INC.
  CORPORATION
TRANSITIONAL HEALTH SERVICES, INC.

Attest:

By: /s/ Tracy C. Cosby             By: /s/  Alan C. Dahl
       Name: Tracy C. Cosby                 Name: Alan C. Dahl
       Title: Assistant Secretary           Title: Vice President

                                   FIRST UNION NATIONAL BANK, for itself
                                   and as Agent

                                   By: /s/ J. Matt MacIver, Jr.
                                   Name: J. Matt MacIver, Jr.
                                   Title: Vice President

                                   NATIONSBANK, N.A., for itself and as
                                   Syndication Agent

                                   By: /s/ J. Walter Bland
                                   Name: J. Walter Bland
                                   Title: Vice President


                                   AMSOUTH BANK

                                   By: /s/ J. Ken Difata
                                   Name: J. Ken Difata
                                   Title: Assistant V.P.

                                   NATIONAL CITY BANK OF KENTUCKY

                                   By: /s/ Roderic M. Brown
                                   Name: Roderic M. Brown
                                   Title: Vice President


                                   COOPERATIVE CENTRALE RAIFFEISEN
                                   BOERENLEENBANK B.A.

                                   "RABOBANK NEDERLAND,"
                                   NEW YORK BRANCH

                                   By: /s/ M. Christina Debler
                                   Name: M. Christina Debler
                                   Title: V.P.

                                   By: /s/ W. Peter C. Kodde
                                   Name: W. Peter C. Kodde
                                   Title: V.P.

                                   EXHIBIT A

                  (Legal Descriptions for Flatley Properties)

                                    OMITTED